As filed with the Securities and Exchange Commission on May 9, 2001
                                                Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                         -----------------------------
                         LEGGETT & PLATT, INCORPORATED
            (Exact name of registrant as specified in its charter)
                     -------------------------------------

        Missouri                        No. 1--Leggett Road                              44-0324630
(State or other jurisdiction          Carthage, Missouri 64836                         (I.R.S. Employer
of incorporation or organization)          (417) 358-8131                             Identification No.)
                               (Address, including zip code, and telephone number,
                         including area code, of registrant's principal executive offices)

                           1989 FLEXIBLE STOCK PLAN
                           (Full Title of the Plan)
                   ----------------------------------------
                                John A. Lyckman
                           Assistant General Counsel
                         Leggett & Platt, Incorporated
                              No. 1--Leggett Road
                           Carthage, Missouri 64836
                                (417) 358-8131
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                       ---------------------------------
                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                               Proposed
                                                         Proposed              Maximum
Title of Securities                 Amount to be         Maximum Offering      Aggregate Offering      Amount of
to be Registered                    Registered           Price Per Share (1)   Price (1)               Registration Fee
-----------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par
  value and attached Preferred
  Stock Purchase Rights           4,000,000 shares             $19.665         $78,660,000.00          $19,665.00
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of Registrant's Common Stock on May 3, 2001 on the New York Stock Exchange Composite Tape of $19,665.00.
                 ------------------------------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents have been previously filed by the Company with the Commission and are incorporated by reference into this Prospectus:

     (1)  The contents of Registration Statement File No. 33-54339.
     (2)  The contents of Registration Statement File No. 333-69073.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on the 9th day of May 2001.

                    LEGGETT & PLATT, INCORPORATED

                    By:  /s/ FELIX E. WRIGHT
                         -------------------
                         Felix E. Wright
                         President and
                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                       Title                      Date
          ---------                       -----                      ----

(a)  Principal Executive Officer:

     /s/ FELIX E. WRIGHT          Vice Chairman of the Board,     May 9, 2001
     -------------------          President and Chief Executive   -----------
     Felix E. Wright              Officer and Director

(b)  Principal Financial Officer:

     /s/ MICHAEL A. GLAUBER       Senior Vice President, Finance  May 9, 2001
     ----------------------       & Administration                -----------
     Michael A. Glauber

(c)  Principal Accounting Officer:

     /s/ ALLAN J. ROSS            Vice President - Accounting     May 9, 2001
     -----------------                                            -----------
     Allan J. Ross

(d) Directors:

 /s/ RAYMOND F. BENTELE*          Director                        May 9, 2001
--------------------------------                                  -----------
 Raymond F. Bentele

 /s/ RALPH W. CLARK*              Director                        May 9, 2001
--------------------------------                                  -----------
 Ralph W. Clark

 /s/ R. TED ENLOE, III*           Director                        May 9, 2001
--------------------------------                                  -----------
 R. Ted Enloe, III

 /s/ RICHARD T. FISHER*           Director                        May 9, 2001
--------------------------------                                  -----------
 Richard T. Fisher

 /s/ BOB L. GADDY*                Director                        May 9, 2001
--------------------------------                                  -----------
 Bob L. Gaddy

 /s/ DAVID S. HAFFNER*            Director                        May 9, 2001
--------------------------------                                  -----------
 David S. Haffner

 /s/ THOMAS A. HAYS*              Director                        May 9, 2001
--------------------------------                                  -----------
 Thomas A. Hays

 /s/ ROBERT A. JEFFERIES, JR.*    Director                        May 9, 2001
--------------------------------                                  -----------
 Robert A. Jefferies, Jr.

 /s/ ALEXANDER M. LEVINE*         Director                        May 9, 2001
--------------------------------                                  -----------
 Alexander M. Levine

 /s/ DUANE W. POTTER*             Director                        May 9, 2001
--------------------------------                                  -----------
 Duane W. Potter

 /s/ MAURICE E. PURNELL, JR.*     Director                        May 9, 2001
--------------------------------                                  -----------
 Maurice E. Purnell, Jr.

 /s/ ALICE L. WALTON*             Director                        May 9, 2001
--------------------------------                                  -----------
 Alice L. Walton

 /s/ FELIX E. WRIGHT*             Director                        May 9, 2001
--------------------------------                                  -----------
 Felix E. Wright


*By: /s/ ERNEST C. JETT
    -------------------
    Ernest C. Jett
    Under Power-of-Attorney dated February 14, 2001.

                                 EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

   4 Leggett & Platt, Incorporated 1989 Flexible Stock Plan, as amended through May 14, 1997; reference is made to Appendix B to Registrant's definitive Proxy Statement dated March 27, 1997 used in conjunction with Registrant's Annual Meeting of Shareholders held on May 14, 1997.

   5 Opinion of Ernest C. Jett, Vice President, General Counsel & Secretary to Registrant

  23(a)     Consent of PricewaterhouseCoopers LLP

  23(b) Consent of Ernest C. Jett, Vice President, General Counsel & Secretary to Registrant (contained within Opinion of Counsel,
            Exhibit 5)

  24 Power of Attorney executed by members of the Company's Board of Directors regarding the Form 10-K and certain registration statements; reference is made to the Registrant's Form 10-K for the fiscal year ended December 31, 2000